Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Opower, Inc. for the annual period ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Daniel Yates, as Chief Executive Officer of Opower, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Opower, Inc.

Date: March 7, 2016	By:	/s/ Daniel Yates
Daniel Yates
Chief Executive Officer (Principal Executive Officer)